Exhibit 99.2

CORRECTION BY SOURCE: Athena Gold Drills 1.02 g/t Gold

Over 51.8 Meters and Extends its Shallow Oxide Gold Discovery at

Excelsior Springs Project, Nevada

There was an incomplete headline in the original release

VACAVILLE, CA / ACCESSWIRE / September 14, 2023 / Athena Gold Corporation (OTCQB:AHNR)(CSE:ATHA) ("Athena" or the "Company") is pleased to announce results from its Phase 3 drilling program (the "Program") at its 100% owned, 4,000 acre Excelsior Springs Gold Project (the "Project" or the "Property"), located approximately 45 miles southwest of Goldfield in Esmeralda County, Nevada.

A total of nine RC drill holes were completed in the Phase 3 program for a total of 1,140 meters in the Western Slope Zone ("WSZ"); gold mineralization was extended both east and west. The purpose of the Company's Phase 3 drilling program was to expand the mineralization footprint and better understand the mineralization trend at the WSZ, which is the one of the newest grassroots discoveries in the prestigious Walker Lane Trend in Nevada.

John Power, President & CEO of Athena commented, "We are pleased with the continued progress and evolution of our new Western Slope Zone. We have drilled 18 RC holes for a total of 2,052 meters in the WSZ over 2022 and 2023 with excellent results. Our immediate focus is to further expand the WSZ zone and identify the source of its mineralizing fluids. This combined with the follow-up exploration opportunity at GE-14, which has an IRG geochemical signature, provide the Company with multiple high-leverage drill targets going forward."

Phase 3 Highlights and Results

DH 23-03: Intersected 1.02 g/t Au and 8.2 g/t Ag over 51.8 meters, starting at 29.0 meters. This lengthy intercept extended the Western Slope Zone about 23 m eastward at similar depths to the two intercepts reported from RC hole 22-02. The mineralization was well distributed throughout the interval.

DH 23-01: Intersected 2.18 g/t Au and 1.9 g/t Ag over 6.1 meters, starting at 74.7 meters. This intercept included 1.52 m (5 feet) of 6.6 g/t Au, extending the WSZ approximately 15 m east of the deepest interval reported in RC drill hole 22-01.

Figure 1. Plan map of all holes drilled to date at the Western Slope Zone. The holes drilled in 2022 yielded the best gold grades in the history of the Property, with over 100 RC drill holes completed over the past 50 years. True widths of the drill hole intercepts are not known

1

The Company engaged Caracle Creek International Consulting Inc. and its strategic partner Atticus Geoscience Consulting to analyze and model the drill hole data from the Western Slope Zone in a comprehensive 3D geological model and propose follow-up drill targets in the WSZ. Initial modeling has been completed giving the Company a better understanding of the orientation of mineralization in the WSZ. A very concise drilling program has been designed as part of the next phase of exploration at Excelsior Springs, as reflected in Figure 2.

Figure 2. Western Slope Zone, 3D Leapfrog geo-model looking west, showing the 6 proposed Phase 4 drill holes (green), angled between 40° and 60° and with lengths between 100 m and 250 meters. The modeled mineralized bodies (red) have an interpreted dip at 60° south. Phase 2 and Phase 3 drill holes are shown in white and the limestone units are shown in light blue.

Future exploration plans and discussion

Future exploration will focus on drilling the holes proposed by Caracle Creek/Atticus to continue to delineate and expand the WSZ. In addition, future exploration will aim to uncover new zones of mineralization starting with the area around historical drill hole GE-14. The area around GE-14 has a much different geochemical signature than the WSZ.

Drill hole GE-14 is in an area about 325 m east of WSZ and returned 24.4 meters of 1.09 g/t Au starting at only 7.6 meters depth; this hole also had anomalous arsenic, antimony, bismuth, molybdenum, mercury, and tellurium. GE-14 is proximal to a mapped fault named the South Ridge Thrust Fault ("SRTF") which extends all the way to an IP anomaly in the southwest area of the Property. The SRTF appears to be similar to a traditional Intrusion Related Gold (IRG) system with elevated arsenic, bismuth and other key pathfinder elements associated with gold mineralization.

This IRG target was further confirmed by more recent outcrop sampling by Athena's technical team at Contact Gulch, a surface exposure of the SRTF which returned almost 1 g/t Au and significantly elevated arsenic, bismuth, copper, and molybdenum concentrations. Elevated concentrations of these minerals are interpreted to be hydrothermally derived from a magmatic source. The Company has a high level of confidence in the gold exploration opportunity in the area around GE-14.

2

We also recently collected surface samples from the historic high-grade gold occurrence commonly referred to as the Lida Bell mine which is located on new claims staked by Athena in the fall of 2022 to expand our land package to approximately 4,000 acres at Excelsior Springs.

Figure 3 shows the surface and sub-surface geology and all the holes within 23 meters east and 26 meters west of cross section 446830 E. This plan map and cross-sectional segment contains six of the eight holes drilled to date in the WSZ that contained intercepts above established cutoff criteria[1]. Note that the upper limestone capped the mineralization on this cross section and in hole 23-03 and 23-01, which are beyond the east and west limits of the plan map and are not projected on this section.

[1] Gold cut off: 0.20 g/t. Minimum mineral interval of 20 feet interval. Minimum 20 feet waste between mineral intervals. Maximum 20 feet waste within mineral intervals. Drill intervals are not mineral thicknesses.

3

Figure 4 is a plan map that shows these targets along with the Company's land position and the geophysical survey.

Quality Assurance and Quality Control

Procedures were implemented to assure Quality Assurance Quality Control (QAQC). All drilling was performed using reverse circulation methods with samples collected at 5-foot intervals. Representative sample splits were securely stored for shipment, with chain of custody documentation through delivery to American Assay Laboratories, an independent ISO-certified laboratory in Reno, Nevada. Mineralized commercial reference standards and coarse blank standards were inserted in every 20th sample in sequence to assure acceptable levels of confidence of the drill hole assays. When laboratory reports of the assays are received, QAQC protocols are immediately augmented to ensure dependability of the drill hole assays.

As the Excelsior Springs Project advances, additional QAQC measures will be implemented including selected duplicate check assaying on pulps and coarse rejects at a second accredited assay laboratory. All results will be analyzed for consistency.

4

Qualified Person

John Hiner, SME Registered Member and Washington State Licensed Geologist, is a qualified person as defined by NI 43-101 and has reviewed the scientific and technical information that forms the basis of this press release and has approved the disclosure herein. Mr. Hiner is not independent of the Company.

Corporate Objectives

Athena's main objectives are to conduct additional exploration drilling and studies on the Project and to acquire precious and base metal properties of merit.

For further information about Athena Gold Corporation and our Excelsior Springs Gold project, please visit www.athenagoldcorp.com.

On Behalf of the Board of Directors

John Power
Chief Executive Officer and President
Phone: John Power, 707-291-6198
Email: info@athenagoldcorp.com

Castlewood Capital, Jason (647) 534-9884
Email: jason@castlewoodcapital.ca

Cautionary Statement to U.S. Investors

This press release references NI 43-101, which differs from the requirements of U.S. securities laws. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

The United States Securities and Exchange Commission ("SEC") permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can legally extract or produce. Pursuant to SEC Industry Guide 7 under the United States Securities Act of 1933, as amended, a "final" or "bankable" feasibility study is required to report reserves.

Currently Athena has not delineated "reserves" on any of its properties. Athena cannot be certain that any deposits at its properties will ever be confirmed or converted into SEC Industry Guide 7 or any successor rule or regulation compliant "reserves". Investors are cautioned not to assume that any part or all of the historic Buster Mine or Western Slope gold zones will ever be confirmed or converted into reserves or that it can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended. These amendments became effective February 25, 2019, with compliance required for the first fiscal year beginning on or after January 1, 2021, and historical property disclosure requirements for mining registrants that were included in SEC Industry Guide 7, which was rescinded from and after such date and replaced with disclosure requirements known as S-K 1300.

5

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. securities laws. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding future exploration plans and the completion of a phase 2 drill program at the Project, future results from exploration, and the anticipated business plans and timing of future activities of the Company, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: "believes", "will", "expects", "anticipates", "intends", "estimates", "plans", "may", "should", "potential", "scheduled", or variations of such words and phrases and similar expressions, which, by their nature, refer to future events or results that may, could, would, might or will occur or be taken or achieved. In making the forward-looking statements in this press release, the Company has applied several material assumptions, including without limitation, that there will be investor interest in future financings, market fundamentals will result in sustained precious metals demand and prices, the receipt of any cessary permits, licenses and regulatory approvals in connection with the future exploration and development of the Company's projects in a timely manner, QAQC procedures at the Project were followed, the availability of financing on suitable terms for the exploration and development of the Company's projects and the Company's ability to comply with environmental, health and safety laws.

The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, operating and technical difficulties in connection with mineral exploration and development activities, actual results of exploration activities, the estimation or realization of mineral reserves and mineral resources, the inability of the Company to obtain the necessary financing required to conduct its business and affairs, as currently contemplated, the timing and amount of estimated future production, the costs of production, capital expenditures, the costs and timing of the development of new deposits, requirements for additional capital, future prices of precious metals, changes in general economic conditions, changes in the financial markets and in the demand and market price for commodities, lack of investor interest in future financings, accidents, labor disputes and other risks of the mining industry, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, risks relating to epidemics or pandemics such as COVID-19, including the impact of COVID-19 on the Company's business, financial condition and results of operations, changes in laws, regulations and policies affecting mining operations, title disputes, the inability of the Company to obtain any necessary permits, consents, approvals or authorizations, including of the Canadian Securities Exchange, the timing and possible outcome of any pending litigation, environmental issues and liabilities, and other factors and risks that are discussed in the Company's periodic filings with the SEC and disclosed in the final long form prospectus of the Company dated August 31, 2021.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this press release or incorporated by reference herein, except as otherwise.

SOURCE: Athena Gold Corporation

6